CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275295 on Form S-6 of our report dated December 11, 2023, relating to the financial statement of FT 11135, comprising Cboe Vest Large Cap Deep Buffered 30 Portfolio, Series 16, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 11, 2023